HOMEBASE, INC. REPLACEMENT EQUITY UNIT AGREEMENT

         This Replacement Equity Unit Agreement ("Agreement") is made and entered into as of December 9, 1999, by and between HomeBase, Inc., a Delaware corporation (the "Company"), and John L. Price ("Employee").

         WHEREAS, the Executive Compensation Committee of the Board of Directors of the Company ("ECC") has approved, and Employee has hereby agreed to, the cancellation of options to purchase shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), granted to Employee by the Company and listed on Schedule I attached hereto and incorporated herein ("Old Options"); and

         WHEREAS, furthermore, the ECC has approved the replacement of the Old Options by granting to Employee the number of Replacement Units ("Units") indicated below, on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto agree as follows:

         1. Cancellation and Replacement of Old Options. The Company and Employee hereby acknowledge and agree that (i) concurrently herewith the Old Options are hereby cancelled and are no longer of any force and effect, and (ii) the Units hereby granted to Employee are in replacement of and not in addition to the Old Options.

         2. Grant of Units: Certain Terms and Conditions. The Company hereby grants to Employee, and Employee hereby accepts, 20,000 Units, subject to the vesting schedule indicated below and all of the terms and conditions set forth in this Agreement.

               Number of Units                              Vesting Date

                    4,000                                   April 1, 2001

                    6,000                                   April 1, 2002

                   10,000                                   April 1, 2003

         Notwithstanding any other provision hereof, if a Change of Control Event (as defined in Annex A hereto) occurs, all of the Units granted hereby shall become fully vested and non-forfeitable.

         3. Payment of Vested Units. A cash payment in respect of vested Units shall be made to Employee not later than the 15th of April following the date such Unit vests and shall equal the applicable number of vested Units multiplied by the lesser of (a) $8.00 or (b) the greater of (i) $5.00 or (ii) the average closing price of the Common Stock (as reported in the Wall Street Journal) for the first five trading days immediately following the Company's annual earnings release in respect of the Company's fiscal years ending in January 2001, 2002, or 2003, as the case may be. Notwithstanding the foregoing, if Units vest by reason of a Change of Control Event, a cash payment in respect of such Units shall be made to Employee as soon as practicable after the Change of Control Event and shall equal the applicable number of Units multiplied by the lesser of
(x) $8.00, or (y) the greater of (i) $5.00 or (ii) the tender offer price per share of Common Stock in the case of a cash transaction or the average closing price for the Common Stock (as reported in the Wall Street Journal) for the five trading days immediately preceding the Change of Control Event date in the case of a noncash transaction.

         4. Forfeitures. If Employee's employment with the Company terminates for any reason, any Units remaining unvested as of the date of employment termination shall be forfeited.

         5. Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, the number of Units and/or the cash payment for Units described in Section 3 hereof shall be appropriately adjusted by the Company (or substituted awards may be made, if applicable) to the extent the Board of Directors shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.

         6. Transferability of Units. Neither the Units nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner.

         7. Payment of Withholding Tax. If the Company is obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the redemption of the Units, including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then the Company shall deduct such amount from the amount otherwise payable to Employee upon payment in respect of the Units.

         8. Employment Rights. No provision of this Agreement or of the Units granted hereunder shall (a) confer upon Employee the right to continue in the employ of the Company, (b) affect the right of the Company to terminate the employment of Employee, with or without cause, or (c) confer upon Employee any right to participate in any employee welfare or benefit plan or other program of the Company. Employee hereby acknowledges and agrees that the Company may terminate the employment of Employee at any time and for any reason, or for no reason, unless Employee and the Company are parties to a written employment agreement that expressly provides otherwise.

         9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date just noted above.


                                                     HomeBase, Inc.


                                              By:    /s/Allan P. Sherman
                                                     ---------------------------
                                                        Allan P. Sherman
                                                        Chief Executive Officer
                                                        and President



                                                     /s/John L.Price

                                                        John L. Price
                                                        Vice President, General
                                                        Counsel and Secretary

                      DEFINITION OF CHANGE OF CONTROL EVENT



         For the purpose of the Plan, a "Change of Control Event" shall mean:

         (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control Event: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (i), (ii) and (iii) of subsection (c) of this definition; or

         (b) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors when comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (except that this proviso shall not apply to any individual whose initial assumption of office as a director occurs as a result of an, actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

         (c) Consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in section
(c) of this definition shall include, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation and (iii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.